Exhibit 99.1
                                                  Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
April 11, 2006
D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS A 10% INCREASE IN NET SALES ORDERS FOR THE SECOND QUARTER OF FISCAL YEAR 2006
     FORT WORTH, TEXAS - D.R. Horton, Inc., America’s Builder (NYSE:DHI), the largest homebuilder in the United States, Tuesday (April 11, 2006), reported the highest quarterly net sales orders in Company history. Net sales orders for the second quarter ended March 31, 2006 increased 10% to 15,771 homes ($4.4 billion), compared to 14,401 homes ($4.1 billion) for the same quarter of fiscal year 2005. Net sales orders for the first six months of fiscal year 2006 increased 12% to 27,234 homes ($7.5 billion), compared to 24,302 homes ($6.8 billion) for the same period of fiscal year 2005.
     Donald R. Horton, Chairman of the Board, said, “We are very pleased with our 10% increase in net sales orders for the quarter. We had positive sales growth in every region of the Company, except the Midwest where we have only two markets. The Company’s double-digit sales momentum and our record sales backlog continue to position the Company for another record year in fiscal year 2006.”
     D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 51,000 homes in its fiscal year ended September 30, 2005. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 77 markets in 26 states in the Mid-Atlantic, Midwest, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.
     Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to the Company’s sales momentum and strong backlog positioning the Company for another record year in fiscal 2006. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and other conditions; changes in interest rates, the availability of mortgage financing or increases in the costs of owning a home; governmental regulations and environmental matters; our substantial debt; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to effect its growth strategies successfully; and warranty and product liability claims. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.
WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three months ended March 31,
	2005		2006
	Homes	$’s	Homes	$’s
Mid-Atlantic	1,263	$346.2	1,373	$336.9
Midwest	877	224.4	593	169.0
Southeast	1,974	498.0	2,449	585.9
Southwest	5,638	1,109.8	6,358	1,280.8
West	4,649	1,920.2	4,998	1,990.6

	14,401	$4,098.6	15,771	$4,363.2

	Six months ended March 31,
	2005		2006
	Homes	$’s	Homes	$’s
Mid-Atlantic	2,300	$623.1	2,484	$626.4
Midwest	1,306	349.2	1,151	325.4
Southeast	3,733	908.6	4,269	1,065.4
Southwest	9,576	1,848.6	11,141	2,295.1
West	7,387	3,024.9	8,189	3,217.7

	24,302	$6,754.4	27,234	$7,530.0